UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2005

CB Financial Corporation
(Exact name of registrant as specified in its charter)

Commission file number: 000-51351

North Carolina	20-2928613
(State of incorporation)	(I.R.S. Employer Identification No.)

3710 Nash Street North Post Office Box 8189 (Zip 27893) Wilson, North Carolina 27896-1120
(Address of principal executive offices)

(252) 243-5588
(Registrant’s telephone number, including area code)

  Successor Issuer to Cornerstone Bank (FDIC Filer)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CB FINANCIAL CORPORATION

Item 1.01 Entry Into a Material Definitive Agreement

On September 2, 2005, CB Financial Corporation (the “Company”) and its wholly-owned subsidiary, Cornerstone Bank (the “Bank”), entered into a lease agreement with H/S Wilson, Inc. related to a property and building facing Ward Boulevard in the Parkwood Mall area of Wilson, North Carolina. The lease provides for a seven-year term expiring October 31, 2012 with the option to renew for an additional eight-year period to expire on August 31, 2020. The base rent is $43,200 for the first year of the lease. The lease agreement provides that it is subject to the Bank’s receipt of all regulatory approvals required for opening and operating a branch of the Bank (the “Wilson Mall Branch”) at that location. The Bank has submitted branch applications to both the Office of the North Carolina Commissioner of Banks and the Federal Deposit Insurance Corporation related to the proposed Wilson Mall Branch. The Bank anticipates opening the Wilson Mall Branch in the fourth quarter of 2005.

Item 8.01 Other Events

On September 9, 2005, Cornerstone Bank first released its September 2005 newsletter to the Company’s shareholders and the Bank’s customers. Among other things, the newsletter announced the Bank’s plans to open a new branch office in the third quarter of 2005 and the opening of the Bank’s new loan production office in Zebulon, North Carolina. A copy of the Bank’s September 2005 Newsletter is attached hereto as Exhibit 99.1 and incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits

10.1	Conformed copy of Lease Agreement dated September 2, 2005 by and between CB Financial Corporation and Cornerstone Bank, as lessee, and H/C Wilson, Inc., as lessor.

99.1	Cornerstone Bank’s September 2005 Newsletter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CB FINANCIAL CORPORATION

Date: September 9, 2005	By:	/s/ Norman B. Osborn
Norman B. Osborn
President and CEO

EXHIBIT INDEX

10.1	Conformed copy of Lease Agreement dated September 2, 2005 by and between CB Financial Corporation and Cornerstone Bank, as lessee, and H/C Wilson, Inc., as lessor.

99.1	Cornerstone Bank’s September 2005 Newsletter